Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Cincinnati Financial Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Title of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $2.00 per share	415(a)(6)	500,000	$162.82	$81,410,000	-	-	S-3	333-271136	April 24, 2023	$4,426.73
	Total Offering Amounts					$81,410,000		$1
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$ 0

(1)	Includes 500,000 unsold shares from the registrant’s Registration Statement on Form S-3, filed with the Commission on April 5, 2023 (SEC File No. 333-271136) (the “Prior Registration Statement”). In accordance with Question 212.24 of the Securities and Exchange Commission Corporation Finance Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the 500,000 of unsold securities (the “Unsold Securities”) being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $4,426.73 registration fee previously paid by the registrant with its Registration Statement filed with the Commission on November 16, 2020 (SEC File No. 333-250112) and the 750,000 of unsold securities subsequently carried forward in its Prior Registration Statement filed with the Commission on April 5, 2023 (SEC File No. 333-271136), relating to the Unsold Securities included on this registration statement, will continue to be applied to such Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. This Registration Statement also includes such indeterminate number of shares of common stock as may be issued as the result of adjustment due to a share dividend, share split, recapitalization or other similar event.

(2)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Such price per share is the average of the high and low prices for the registrant’s common stock on the NASDAQ Global Select Market on April 16, 2026, a date which is within five business days of the date this Registration Statement was filed.